SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 6, 2015

THINSPACE TECHNOLOGY, INC.

 (Exact name of registrant as specified in charter)

Delaware	000- 52524	43-2114545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12555 Orange Drive, Suite 216

Davie, FL 33330

(Address of principal executive offices) (zip code)

 786-763-3830

(Registrant's telephone number)

____________________

(Former name and address, if changed since last report.)

Copies to:

Richard A. Friedman, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2015, Thinspace Technology, Inc. (the “Company”) issued and sold to RDW Capital , LLC (“RDW”) a 6% convertible debenture in the principal amount of $105,000 (the “RWD Debenture”) for a purchase price of $100,000. The RDW Debenture is convertible into the Company’s common stock at a conversion price equal to 65% of the average of the 3 lowest closing prices of the common stock for the twenty trading days prior to conversion. Repayment of the RDW Debenture is due one year from the date of issuance. The RDW Debenture bears interest at the rate of 6% per year, due at maturity and guaranteed unless the RDW Debenture is converted to common stock. The Company may prepay the RDW Debenture subject to a 15% prepayment penalty.

On April 9, 2015, the Company entered into and closed a securities purchase agreement (the “St. George SPA”) with St. George Investments LLC (“St. George”), pursuant to which the Company issued and sold to St. George a convertible promissory note in the principal amount of $107,500 (the “St. George Note”) for a purchase price of $100,000. The St. George Note is convertible into the Company’s common stock at a conversion price equal to 65% of the lowest closing bid price of the common stock for the twenty trading days prior to conversion. Repayment of the St. George Note is due one year from the date of issuance. The St. George Note accrues interest at the rate of 8% per year, due at maturity. The Company may prepay the St. George Note, subject to a prepayment penalty of (i) 25% for prepayments made within less than 180 days of the issuance date, and (ii) 30% for prepayments made 180 or more days after the issuance date.

On April 10, 2015, the Company entered into and closed a securities purchase agreement (the “Blue Citi SPA”) with Blue Citi PR (“Blue Citi”), pursuant to which the Company issued and sold to Blue Citi a convertible debenture in the principal amount of up to $535,000 (the “Blue Citi Debenture”) for a purchase price of $500,000 payable as follows: (i) $200,000 was paid upon issuance; (ii) $200,000 is payable in Blue Citi’s discretion at any time within 60 days of issuance, provided that, if Blue Citi does not make such payment prior to the date this is 60 days from the date of issuance, Blue Citi will be required to make such payment on the date that is 60 days from the date of issuance, subject to the condition that the average trading price for the Company’s common stock for the five trading days prior to the date that is 60 days from the date of issuance is equal to or greater than 50% of the 5 day average trading price prior to the date of issuance, and (iii) $100,000 at the sole discretion of Blue Citi within 365 days of the date of issuance, provided that, if Blue Citi does not make the second $200,000 payment under the Blue Citi Debenture within 60 days of the date of issuance, Blue Citi will not have the right to make such $100,000 payment. The Blue Citi Debenture is convertible into the Company’s common stock at a conversion price equal to 65% of the average of the three lowest trading prices for the common stock for the twenty trading days prior to conversion. Repayment of the Blue Citi Debenture is due two years from the date of issuance. The Blue Citi Debenture accrues interest at the rate of 8% per year, due at maturity. The Company may prepay the Blue Citi Debenture, subject to a prepayment penalty of (i) 20% for prepayments made within 90 days of the issuance date, (ii) 25% for prepayments made between 91 and 179 days of the issuance date, and (iii) 30% for prepayments made 180 or more days after the issuance date.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the RDW Debenture, St. George SPA, St. George Debenture, Blue Citi SPA, and Blue Citi Debenture do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	RDW Debenture
10.2	St. George SPA
10.3	St. George Note
10.4	Blue Citi SPA
10.5	Blue Citi Debenture

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINSPACE TECHNOLOGY, INC.

Dated: April 10, 2015	By:	/s/ J. Christopher Bautista
Name: J. Christopher Bautista
Title: Chief Executive Officer